                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Option Plan of Celeritek, Inc. of our report dated April 23, 1999, with respect to the consolidated financial statements and schedule of Celeritek, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP


San Jose, California
October 15, 1999